UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005

Cytation Corporation
(Exact name of registrant as specified in its charter)

Delaware	00114800	16-0961436
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Thames Street, No. 8
Bristol, Rhode Island 02809
(Address of principal executive office, including zip code)

(401) 254-8800
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 8.01.  Other Items.

On April 8, 2005, the Company entered into a binding letter of intent with Evolve Oncology, Inc. ("Evolve") (Pink Sheets: "EVON") to effect a merger with Evolve. The Company will be the surviving corporation. Under the proposed merger, the Company would authorize additional shares of common stock to be issued in the transaction, declare a 2.5 for forward stock split, and issue to Evolve's stockholders approximately 20,800,000 newly issued shares of its common stock. Evolve agreed to assume and to pay approximately $115,000 of the Company's liabilities at the closing of the transaction. After the transaction, stockholders of Evolve would own approximately 95% of the total issued and outstanding common stock of the Company.

Evolve is developing products for the treatment of breast cancer, leukemia and multiple cancer treatments including lymphomas, melanomas and gastric cancer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CYTATION CORPORATION

By:	/s/ Richard Fisher
Richard Fisher Chairman and General Counsel

Date: April 11, 2005